FIRST AMENDMENT TO OFFICE LEASE


     This First Amendment to Office Lease ("Amendment") is effective as of the _____ day of July, 1996, by and between K-P PLAZA LIMITED PARTNERSHIP, a Texas limited partnership
("Landlord"),   and   AMRESCO,  INC.,  a   Delaware   corporation
("Tenant").

                     W I T N E S S E T H :

     WHEREAS, Landlord and Tenant have heretofore entered into that certain Office Lease dated February 9, 1996 (the "Lease"), covering certain premises (the "Premises") located on the entire 17th, 22nd, 23rd, 24th, and 25th floors and part of the 16th floor of the North Tower in the Plaza of the Americas, 700 North Pearl, Dallas, Texas;

     WHEREAS, pursuant to Section 2 of the Lease, Tenant has the right to increase or decrease the rentable square footage of the Premises by up to fifteen percent (15%) upon written notice to Landlord contemporaneously with the delivery of Tenant's Working Drawings;

     WHEREAS, Tenant has exercised its right to increase the Premises by 5,327 rentable square feet of space located on the 16th floor of the North Tower (bringing the total square rentable footage of the Premises to 130,606); and

     WHEREAS, Tenant and Landlord desire to enter into this Amendment to evidence the increase in the square footage of the Premises pursuant to Section 2 of the Lease, all upon the terms and conditions contained in this Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both
Landlord and Tenant, the parties hereby agree as follows:

1.    Definitions.   All capitalized terms used  herein  and  not
otherwise defined in this Amendment have the same meaning as in the Lease.

2. Premises. The second sentence of Section 2 of the Lease is deleted in its entirety and the following sentence is substituted in lieu thereof:

          Landlord and Tenant hereby stipulate and agree that:

          (a)    The  rentable  area  of  the  Premises
          (excluding  the  Storage  Space)  is  130,606
          square feet, consisting of 23,965 square feet
          on  each  of the 17th, 22nd, 23rd, 24th,  and
          25th  floors  of the North Tower  and  10,781
          square  feet on the 16th floor of  the  North
          Tower; and

          (b)   The rentable area of the Office Portion
          is    one   million   twenty-eight   thousand
          (1,028,000) square feet.

     Additionally, the reference to the square footage of the Premises contained in the definition of the term "Premises" in the Basic Lease Information is increased from "125,279 rentable square feet" to "130,606 rentable square feet."

3. Exhibit "A". Page A-1 of Exhibit "A" to the Lease is deleted in its entirety and the Exhibit "A" Page A-1 attached to this Amendment (showing the floor plan of the Premises with the additional square footage added by this Amendment) is substituted in lieu thereof.

4. Prepaid Rent. The amount of Prepaid Rent shown in the Basic Lease Information is increased from $125,279.00 to $130,606.00. At the time the Lease was executed, Tenant paid Landlord $125,279.00 as Prepaid Rent pursuant to Section 4.a. of the Lease. Contemporan-ously with the execution of this Amendment, Tenant shall pay Landlord $5,327.00 -- such amount to be added to the original Prepaid Rent increasing the total amount of the Prepaid Rent to $130,606.00, all of which shall be applied to the Basic Rental for November 1996.

5.    Tenant's Proportionate Share.  The definition of  the  term
"Tenant's Proportionate Share" in the Basic Lease Information is deleted and the following definition of the term "Tenant's
Proportionate Share" is substituted in lieu thereof:

     It is stipulated and agreed that for all purposes under this Lease the Tenant's Proportionate Share is obtained by dividing (i) the 130,606 rentable square feet in the Premises (which includes a pro rata share of the Common Areas) by (ii) the total rentable square feet in the Office Portion.

6.    Tenant Allowance.  Landlord and Tenant acknowledge that the
Tenant Allowance under Exhibit "D" to the Lease equals $3,559,014
(based on the stipulated rentable area of the Premises being 130,606 square feet.)

7. Exhibit "E". Exhibit "E" to the Lease is deleted in its entirety and the Exhibit "E" attached to this Amendment (showing the Basic Rental applicable to the increased square footage of the Premises) is substituted in lieu thereof.

8. Parking. Landlord and Tenant acknowledge that Tenant may use 87 undesignated vehicular parking spaces in the Parking Garage pursuant to Exhibit "G" to the Lease (based on the stipulated rentable area of the Premises being 130,606 square feet.)

9.    Authority.   Each individual signing below represents  that
he/she has been duly authorized to execute and deliver this Amendment and that same shall be binding on Landlord and Tenant
(as applicable) on whose behalf he/she is signing.

10.   Entire  Agreement.   This  Amendment  embodies  the  entire
agreement between the parties with respect to the subject matter hereof and cannot be varied except by the written agreement of the parties.

11. Successors and Assigns. All of the terms, covenants, provisions, and conditions of this Amendment are hereby made binding on the executors, heirs, administrators, successors, and permitted assigns of both parties hereto.

12. Interpretation. The parties hereto acknowledge that each party and its counsel has reviewed this Amendment and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Amendment.

13. Severability. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future laws, such provision(s) shall be fully severable, and this Amendment, and the remaining provisions of this Amendment shall remain in full force and effect and not be affected by the illegal, invalid, or unenforceable provision(s) or by its severance from this Amendment, provided that both parties may still effectively realize the complete benefit of the transaction.

14. Headings. The captions used in connection with the sections of this Amendment are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Amendment.

15. Lease. As amended hereby, the Lease shall continue in full force and effect and is ratified and confirmed by Landlord and Tenant. All of the terms and conditions of the Lease (including, without limitation, the provisions relating to the payment of
Basic Rental and the Tenant Allowance and the use of parking spaces in the Parking Garage) are applicable to the Premises, as increased by this Amendment.
1. 16. Counterparts. This Amendment may be executed in multiple counterparts and signature pages from any counterpart may be appended to any other counterpart. All counterparts shall construe a single, unified instrument.

EFFECTIVE as of the date first set forth above.

LANDLORD:                     TENANT:

K-P PLAZA LIMITED PARTNERSHIP, AMRESCO, INC.,
a Texas limited partnership      a   Delaware corporation

By:  K-P Plaza Dallas, Inc.,
     its general partner                By:

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     By:

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